UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

December 2, 2016

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MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Fiscal 2017 Base Salaries. On December 2, 2016, the Compensation Committee approved base salary increases for MOCON’s executive officers to be effective January 1, 2017. The fiscal 2017 base salaries for MOCON’s Chief Executive Officer and Chief Financial Officer, as set forth in the table below, represent an increase of five percent (rounded to the nearest thousand) over each such individual’s base salary for 2016.

Name	Title	2017 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$417,000
Elissa Lindsoe	Vice President, Chief Financial Officer, Treasurer and Secretary	$265,000

Fiscal 2017 Incentive Pay Plan. In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual financial, earnings and other goals through an Incentive Pay Plan. The Incentive Pay Plan was filed as Exhibit 10.1 to our Form 8-K filed on December 29, 2014.

The Incentive Pay Plan has three components: Our operating income, revenue growth and specified objectives. The weighting of these components can change each year. The specific targets for the operating income and revenue growth components, and the specific objectives for the other component, have not yet been set. The weighting of each component for 2017 for MOCON’s executive officers has also not yet been set.

On December 2, 2016, the Compensation Committee set the overall target payment amount under the Incentive Pay Plan for 2017 at fifty percent of base salary for Ms. Lindsoe and sixty-five percent of base salary for Mr. Demorest. The actual incentive paid will be based on the percentage of the goal achieved for each component (once established), up to a maximum of one hundred seventy percent for the operating income and revenue growth components and one hundred percent for the specific objective component. The fiscal 2017 Incentive Pay Plan percentages of salary were set forth in resolutions adopted by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2017 Special Performance Related Bonuses. The Compensation Committee also established a special performance related bonus arrangement for each of the two executive officers listed above (as well as certain other individuals) to further motivate these individuals to attain certain company-related performance goals in addition to the profitability, revenue growth and objectives goals covered under MOCON’s Incentive Pay Plan. While the specific special performance goals for 2017 have yet to be set, they will remain confidential, and if achieved, the bonuses will be in the form of an extra week of paid vacation and an all-expense paid trip up to maximum amounts of $15,000 for Ms. Lindsoe and $20,000 for Mr. Demorest. The terms of the fiscal 2017 special performance related bonuses were set forth in resolutions adopted by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Other. The Compensation Committee also approved transitioning Mr. Demorest to a car allowance of $3,000 per month effective July 1, 2017. Currently the Company provides a vehicle for Mr. Demorest’s use and covers the cost of the vehicle. The title to the vehicle presently used by Mr. Demorest will be transferred to him on July 1, 2017 and because the vehicle will be fully depreciated on the books of the Company on that date, Mr. Demorest will not be required to pay any money to the Company for the vehicle. Ms. Lindsoe will continue to receive her current car allowance of $2,000 per month. The terms of these vehicle arrangements are set forth in resolutions adopted by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: December 2, 2016	By:	/s/	Elissa Lindsoe
Elissa Lindsoe
Chief Financial Officer,
Treasurer and Secretary